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                                                                EX-99.B1

                            CERTIFICATE OF SECRETARY
               JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK


         I, Thomas J. Meyer, do hereby certify that I am the duly elected and qualified Secretary of Jackson National Life Insurance Company of New York, a New York corporation ("Corporation") and am the keeper of its records and corporate seal and that the following is a true and complete copy of a resolution unanimously adopted by the Board of Directors of said Corporation on the 12th day of September, 1997:

                  WHEREAS, Section 4240 of the New York Insurance Laws permits a domestic life insurance company to establish one or more separate accounts;

                  WHEREAS, it is desired that the Company create such a separate account to house certain of its variable annuity products;

                  NOW, THEREFORE, BE IT RESOLVED, that a separate account referred to herein as "Separate Account I" is hereby established;

                  FURTHER RESOLVED that income, gains and losses, whether or not realized, from assets allocated to the Separate Account shall be credited to or charged against such account without regard to other income, gains or losses of the Company;

                  FURTHER RESOLVED that the assets of Separate Account I shall be derived solely from (a) sale of variable annuity products,
                  (b) funds corresponding to dividend accumulation with respect to investment of such assets, and (c) advances made by the Company in
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                  connection with operation of Separate Account I;

                  FURTHER RESOLVED that the underlying investments in the Separate Account will meet the investment limitations prescribed by Section 4240 and other applicable sections of the New York Insurance Law;

                  FURTHER RESOLVED that this Company shall maintain in Separate Account I assets with a fair market value at least equal to the statutory valuation reserves for the variable annuity policies;

                  FURTHER RESOLVED that any two of the President, Vice Presidents and/or the Treasurer of the Company (the "Officers") be, and each of them hereby is authorized in his or her discretion, as it may deem appropriate from time to time, in accordance with applicable laws and regulations (a) to divide Separate Account I into divisions and sub-divisions with each division or sub-division investing in shares of designated classes of designated investment companies or other appropriate securities, (b) to modify or eliminate any such divisions or sub-divisions, (c) to designate further any division or sub-division thereof and (d) to change the designation of Separate Account I to another designation;

                  FURTHER RESOLVED that the Officers of the Company be, and each of them hereby is, authorized to invest cash from the Company's general account in Separate Account I or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of the operations of Separate Account I or to meet any minimum capital requirements
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                  under the Investment Company Act of 1940, as amended, and to transfer cash or securities from time to time between the Company's general account and Separate Account I as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable annuity policies issued by the Company providing for allocations to Separate Account I;

                  FURTHER RESOLVED that authority is hereby delegated to the President of the Company to adopt procedures providing for, among other things, criteria by which the Company shall provide for a pass-through of voting rights to the owners of variable annuity policies issued by the Company, providing for allocation to Separate Account I with respect to the shares of any investment companies which are held in Separate Account I;

                  FURTHER RESOLVED that the Officers of the Company be, and each of them hereby is, authorized and directed to prepare and execute any necessary agreements to enable Separate Account I to invest or reinvest the assets of Separate Account I in securities issued by investment companies registered under the Investment Company Act of 1940, as amended; or other appropriate securities as the Officers of the Company may designate pursuant to the provisions of the variable annuity policies issued by the Company providing for allocations to Separate Account I;

                  FURTHER RESOLVED that the fiscal year of Separate Account I shall end on the 31st day of December each year;


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                  FURTHER RESOLVED that the Company may register under the
                  Securities Act of 1933 variable annuity policies, or units of interest thereunder, under which amounts will be allocated by the Company to Separate Account I to support reserves for such policies and, in connection therewith, the Officers of the Company be, and each of them hereby is, authorized to prepare, execute and file with the Securities and Exchange Commission, in the name and on behalf of the Company, registration statements under the Securities Act of 1933, including prospectuses, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as the Officer executing the same may deem necessary or appropriate;

                  FURTHER RESOLVED that the Officers of the Company be, and each of them hereby is, authorized to take all actions necessary to register Separate Account I as a unit investment trust under the Investment Company Act of 1940, as amended, and to take such related actions as they deem necessary and appropriate to carry out the foregoing;

                  FURTHER RESOLVED that the Officers of the Company be, and each of them hereby is, authorized to prepare, execute and file with the Securities and Exchange Commission, applications and amendments thereto for such exemptions from or orders under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, and to request from the Securities and Exchange Commission no action and interpretative letters as they may from time to time deem necessary or desirable.
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                  FURTHER RESOLVED that the Officers of the Company be, and each of them hereby is, authorized to prepare, execute and file all periodic reports required under the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934;

                  FURTHER RESOLVED that the President of the Company, or such person as is designated by him, is hereby appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto, and to exercise powers given to such agent by the Securities Act of 1933 and the Rules thereunder and any other necessary Acts;

                  FURTHER RESOLVED that the Officers of the Company be, and each of them hereby is, authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof; and

                  FURTHER RESOLVED that the Officers of the Company be, and each of them hereby is, authorized to effect in the name and on behalf of the Company, all such registrations, filings and qualifications under the Securities Act of 1933 and the
                  Investment Company Act of 1940, as amended, or blue sky or other applicable securities laws and regulations and under insurance securities laws and insurance laws and regulations of such states and other jurisdictions as they may deem
                  necessary or appropriate, with respect to the Company,
                  Separate Account I, and with
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                 respect to any variable annuity policies under which amounts will be allocated by the Company to Separate Account I to support reserves for such policies; such authorization shall include registration, filing and qualification of the Company and of said policies, as well as registration, filing and qualification of officers, employees and agents of the Company as brokers, dealers, agents, salesmen or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process and other instruments, and to take all such action as the Officer executing the same or taking such action may deem necessary or desirable.

  IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said Corporation this 19th day of September, 1997.



  (Corporate Seal)
                                                 /s/ Thomas J. Meyer
                                                 -------------------
                                                 Thomas J. Meyer
                                                 Secretary